UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2008

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
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1-5324	NORTHEAST UTILITIES	04-2147929
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(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 -

Other Events

Item 8.01.

Other Events.

On December 15, 2008, Northeast Utilities (NU) and NSTAR together issued a News Release announcing that on December 12, 2008, Northeast Utilities Service Company, NU’s service company subsidiary, and NSTAR Electric Company (NSTAR Electric), a wholly-owned subsidiary of NSTAR, submitted a joint petition for a declaratory order to the Federal Energy Regulatory Commission (FERC).  The petition requests a ruling by FERC that would allow NU and NSTAR Electric to enter into a bilateral transmission services agreement with H.Q. Energy Services (U.S.) Inc. (HQUS), a wholly-owned subsidiary of Hydro-Québec.  Under such an agreement, NU and NSTAR subsidiaries would sell 1,200 megawatts of firm electric transmission service over a new, participant-funded transmission tie line connecting New England with the Hydro-Québec system in order for HQUS to sell and deliver this same amount of firm electric power in New England for a term of no less than twenty years.

If FERC issues the declaratory order, NU and NSTAR would subsequently seek approval from FERC of the specific terms and conditions of the transmission arrangement.

NU, NSTAR and HQUS have signed memoranda of understanding to develop this transmission project on an exclusive basis.  This project would provide a competitive source of low-carbon power that is favorable in comparison to current alternatives.  It also would provide for an expansion of New England’s transmission system without raising regional transmission rates.

NU, NSTAR and HQUS have also begun discussions on the specifics of the long-term power purchase agreement that would ensure the line is utilized to bring low-carbon power to benefit New England customers. The intent of the parties is to create a structure that allows additional New England customers to participate, not just those of NU and NSTAR.

Assuming completion of an acceptable power purchase agreement and receipt of all necessary regulatory approvals, NU anticipates that construction will occur in the 2011 to 2014 timeframe.  NU’s initial estimate of its portion of the construction funding is approximately $525 million.  An NU subsidiary and NSTAR Electric will finance and own this transmission line, while HQ will reimburse the NU subsidiary and NSTAR Electric for the total costs of this project, including an investment return to these companies, over 20 years.

A copy of the news release is attached as Exhibit 99.1.

For further information, see NU’s Quarterly Report on Form 10-Q for the period ending September 30, 2008, under Management’s Discussion and Analysis of Financial Condition and Results of Operations-Business Development and Capital Expenditures.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES (Registrants)
December 17, 2008	By: /s/ Shirley M. Payne Shirley M. Payne Vice President-Accounting and Controller